Exhibit 23.1

Huddleston & Co., Inc
Petroleum and Geological Engineers
1 HOUSTON CENTER
1221 MCKINNEY, SUITE 77010
HOUSTON, TEXAS 77010

PHONE (713) 209-1100 – FAX (713) 752-0828

May 28, 2010

Daybreak Oil and Gas, Inc.
601 W. Main Ave.
Suite 1012
Spokane, WA 99201

Re:	Securities and Exchange Commission
Form 10-K
Consent of Independent Engineer

Ladies and Gentlemen:

We hereby consent to the use of the name Huddleston & Co., Inc., to references to Huddleston & Co., Inc. an independent engineering firm, and to the inclusion of information contained in our reports as of March 1, 2010, in the Annual Report on Form 10-K on May 28, 2010.

Very truly yours,
HUDDLESTON & CO., INC.
By:	/s/ GREGORY S. FLOYD, P.E.

Name:	Gregory S. Floyd, P.E.
Title:	Vice President